UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – July 31, 2014

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2014, following his resignation, we entered into a separation and release agreement with Jeffrey C. Hunt, the former President of our Pharmaceutical Packaging Systems division. He is entitled under the agreement to nine months of salary continuation payments. He also will receive continuation of medical benefits through the earlier of April 30, 2015 or the date he becomes eligible for corresponding benefits with a new employer, and basic group term life insurance through April 30, 2015. Mr. Hunt remains eligible for 50% of his 2014 bonus, to be paid as and when all other bonus plan participants get paid.

In exchange for these benefits, Mr. Hunt will be subject to a nine-month non-competition agreement and has signed a full and complete release of all claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Senior Vice President and General Counsel

August 5, 2014

3